FIRST TRUST ADVISORS L.P.
                       120 EAST LIBERTY DRIVE, SUITE 400
                            WHEATON, ILLINOIS 60187



April 16, 2010

First Trust Exchange-Traded Fund
120 East Liberty Drive
Wheaton, Illinois 60187

Ladies and Gentlemen:

         This letter supercedes that certain letter agreement by and among First Trust Portfolios L.P. and First Trust Exchange-Traded Fund ("Trust"), dated as of June 16, 2009. It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the Shares of each series of the Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

         It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Plan.

         The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.


                                        Very Truly Yours,

                                        FIRST TRUST PORTFOLIOS L.P.

                                        /s/ James A Bowen
                                        ---------------------------
                                        James A. Bowen
                                        President



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Agreed and Acknowledged:


FIRST TRUST EXCHANGE-TRADED FUND


/s/ James A Bowen
---------------------------
James A. Bowen
President




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
                                    EXHIBIT A
------------------------------------------------------------------------ ---------------------
                                 FUNDS                                            DATE
------------------------------------------------------------------------ ---------------------
FIRST TRUST DOW JONES SELECT MICROCAP INDEX(SM) FUND                          MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST MORNINGSTAR(R) DIVIDEND LEADERS(SM) INDEX FUND                    MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST NASDAQ-100 EQUAL WEIGHTED INDEX(SM) FUND                          MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST NASDAQ-100-TECHNOLOGY SECTOR INDEX(SM) FUND                       MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST US IPO INDEX FUND                                                 MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST AMEX(R) BIOTECHNOLOGY INDEX FUND                                  MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST DB STRATEGIC VALUE INDEX FUND                                     MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST DOW JONES INTERNET INDEX(SM) FUND                                 MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST NASDAQ-100 EX-TECHNOLOGY SECTOR INDEX(SM) FUND                    MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST NASDAQ(R) CLEAN EDGE(R) GREEN ENERGY INDEX FUND                   MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST VALUE LINE(R) EQUITY ALLOCATION INDEX FUND                        MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST VALUE LINE(R) DIVIDEND INDEX FUND                                 MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST S&P REIT INDEX FUND                                               MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST ISE-REVERE NATURAL GAS INDEX FUND                                 MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST ISE WATER INDEX FUND                                              MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST ISE CHINDIA INDEX FUND                                            MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST VALUE LINE(R) 100 EXCHANGE-TRADED FUND                            MAY 15, 2011
------------------------------------------------------------------------ ---------------------
FIRST TRUST NASDAQ(R) ABA COMMUNITY BANK INDEX FUND                           MAY 15, 2011
------------------------------------------------------------------------ ---------------------


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